UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2018

McCormick & Company, Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Schilling Road, Suite 1 Hunt Valley, Maryland	21031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 771-7301

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ¨

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 27, 2018, the Board of Directors of the Registrant, upon recommendation of the Compensation Committee (the “Committee”), approved the grant of special one-time restricted stock unit (“RSU”) awards under the McCormick & Company, Incorporated 2013 Omnibus Incentive Plan to certain executives including Lawrence Kurzius (Chairman, President, and Chief Executive Officer) and Michael Smith (Executive Vice President and Chief Financial Officer). The special one-time RSU awards had a grant date fair value of $6,000,000 for Mr. Kurzius and $3,000,000 for Mr. Smith and will vest in one-third increments on the first, second, and third anniversaries of the grant date.
The Committee, in consultation with its independent compensation consultant, recommended, and the independent members of the Board approved, these special one-time RSU awards following consideration of a number of factors. The Board believes that the strategic leadership of Mr. Kurzius and Mr. Smith has been a key driver of the Registrant’s industry-leading total shareholder return since Mr. Kurzius took over as CEO in 2016 and desires to ensure the retention of their services for the Registrant’s long-term success. The Board believes these awards recognize past strong performance, provide a compelling incentive for continued leadership of the Registrant, reward the recipients’ continued focus on the Registrant’s long-term growth strategy, and, in combination with other elements of their compensation, provide a market-competitive package designed to reward performance, increase stock ownership to align with shareholders, and ensure retention.
Item 5.03 Amendments to Articles of Incorporation or Bylaws.
On November 27, 2018, the Board of Directors of the Registrant approved an amendment to the Registrant’s by-laws. The amendment accounts for the change in the address of the Registrant’s principal office as a result of the move to the Registrant’s new global headquarters. This description is qualified in its entirety by reference to the text of the amended and restated by-laws filed as an Exhibit to this Report, which are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	By-Laws of McCormick & Company, Incorporated, Amended and Restated as of November 27, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Vice President, General Counsel and Secretary

Date: November 29, 2018